Exhibit 99.1 1 PRESS RELEASE CONTACT: Vectrus Mike Smith, CFA 719-637-5773 michael.smith@vectrus.com Vectrus Announces Fourth Quarter and Full-Year 2021 Results • 2021 revenue +28% Y/Y to $1,784 million; Q4 revenue +18% Y/Y to $419.4 million • 2021 Operating income of $62.0 million; Adjusted EBITDA margin1 of 4.7% • 2021 fully diluted EPS of $3.86; Q4 fully diluted EPS of $0.63 • 2021 Adjusted diluted EPS1 of $4.77; Q4 Adjusted diluted EPS1 of $0.90 • Strong 2021 operating cash flow generation of $61.3 million • Backlog of $5.0 billion; Several new wins expand market diversity • Separately announces Definitive Agreement to combine with Vertex • Conference call changed to today, March 7th, 8:00 AM E.T. COLORADO SPRINGS, Colo., March 7, 2022 — Vectrus, Inc. (NYSE:VEC) announced fourth quarter and full-year 2021 financial results. “This year, Vectrus continued its strong momentum in the converged market, and our financial results for the fourth quarter and full-year 2021 underscore the successful execution of our growth strategy with year- on-year total and organic revenue growth of approximately 28% and 10%, respectively,” said Chuck Prow, Chief Executive Officer of Vectrus. “Our team showcased its agility to meet the unique needs of our clients by successfully supporting several important missions, including Pacific Defender, a major contingency task order in INDOPACOM, supporting the Afghanistan refugee mission to support the Non-Combatant Evacuation Operation as well as supporting the Department of Defense with the establishment of a water supply system for military housing at Red Hill, Hawaii. Additionally, we demonstrated our ability to support operations of larger size and scope by phasing in all the CENTCOM task orders under the LOGCAP V Contract. These task orders provide substantial revenue visibility for the next several years.” “This year, we also won the five-year, $44 million AFCAP V Saudi Foreign Military Sales Task Order, our first win in the Kingdom of Saudi Arabia, to provide base operation support to the Air Force, and we finished the year by winning the Fort Benning Logistics Support task order, a five-year, $250 million award under the Enhanced Army Global Logistics Enterprise (EAGLE) IDIQ Contract. Fort Benning is one of the DoD’s

Exhibit 99.1 2 Power Projection Platforms, that supports the Army’s ability to strategically deploy its high priority active and reserve component units. This award builds on our existing EAGLE task order to support the Logistics Readiness Center at Fort Bragg, another power projection platform, that has recently supported the deployment of troops to the European Area of Operation." “Subsequent to the fourth quarter, Vectrus was selected to complete the final phases of application development for the 5G Naval Base Coronado Smart Warehouse. This effort is part of the DoD’s $600 million 5G experimentation and testing initiative, originally awarded in 2020. Vectrus successfully demonstrated a Converged Environment solution, addressing NAVSUP operational challenges through the implementation of advanced technology applications. The Smart Warehouse is a continued demonstration of our Converged Environment portfolio of mission essential solutions, which integrate base operations support, supply chain and logistics, IT and network operations, engineering and digital integration, and security, to help increase efficiency, reduce costs, improve readiness and cybersecurity, and strengthen national security. We look forward to bringing next-generation efficiencies to the naval logistics operations.” Prow concluded, “All of these impressive accomplishments are a testament to our teams’ 24/7 dedication to our clients and supporting their critical missions.” Fourth Quarter 2021 Results “Our fourth quarter and full-year 2021 financial results demonstrate the resilience of our business model and commitment to maintaining a strong balance sheet,” said Susan Lynch, Senior Vice President and Chief Financial Officer. “We are pleased to finish 2021 in a strong financial position, with organic revenue growth and significant cash generation, and we are excited to build on this momentum in 2022.” Fourth quarter revenue was $419 million up 18% year-on-year as compared to the same period last year. Revenue grew year-on-year as a result of the company’s two acquisitions on December 31, 2020. Organic revenue grew by $3.2 million, or 0.9%, reflecting the transition to LOGCAP V Kuwait and Iraq task orders and completion of certain programs, including the Afghanistan Evacuation Operation. Operating income was $10.0 million or 2.4% margin. M&A and integration related expenses were $1.0 million and the amortization of acquired intangible assets were $2.5 million. Adjusted operating income1 was $13.6 million or 3.2% margin. EBITDA1 was $14.3 million, or 3.4% margin. Adjusted EBITDA1 was $15.3 million, with a margin of 3.6%, compared to $17.9 million and 5.0% in 2020. The year-on-year margin was impacted by the phase-in of new awards, program completions, contract mix and considerable material and pass through content which carries a lower margin. Fully diluted EPS was $0.63, reflecting the above-mentioned M&A and integration-related costs. Adjusted diluted EPS1 for the fourth quarter was $0.90 as compared to $1.25 in 2020. Adjusted diluted EPS1 was

Exhibit 99.1 3 impacted by lower margins in the quarter, higher interest expense due to the company’s two acquisitions in December 2020 and higher depreciation expense. Full-Year 2021 Results Full-year revenue was $1.784 billion, up 28% year-on-year. Organic revenue increased 10% in 2021, driven by new contract wins, base expansion, and phase-ins. The Company reported operating income of $62.0 million, with an operating margin of 3.5%, Adjusted operating income1 was $76.6 million, with a 4.3% margin, which is an improvement from $52.2 million and 3.7% from the prior year. The increase in operating income resulted from the acquisitions of Zenetex and HHB and improved program performance throughout the year. Full-year EBITDA1 was $78.6 million and a margin of 4.4%. Adjusted EBITDA1 was $83.1 million with a 4.7% margin. Full-year diluted EPS was $3.86, favorably impacted by the recognition of tax credits from prior years. Adjusted diluted EPS1 for 2021 was $4.77, as compared to $3.36 in 2020. Cash provided by operating activities for the year were $61.3 million, compared to $64.1 million in 2020. Cash flow in the prior year benefitted from the CARES Act by $13.2 million. Lynch continued, “our strong cash generation is due to efficient collections and working capital management on programs. Excluding the prior year benefit of the CARES Act payroll tax deferrals, year-to-date cash flow from operations improved 20% over last year.” During the year, Vectrus lowered its debt balance by $73.6 million resulting in an ending balance of $105.4 million. Cash at year-end was $38.5 million down from $66.9 million. Total liquidity as of December 31, 2021, was more than $200 million. Total consolidated indebtedness to consolidated EBITDA1 (total leverage ratio) was 1.20x. Total backlog as of December 31, 2021 was $5 billion and funded backlog was $1 billion. The trailing twelve-month book-to-bill was 1.0x.

Exhibit 99.1 4 2022 Guidance Guidance for 2022 is as follows: $ millions, except for EBITDA margins and per share amounts 2022 Guidance 2022 Mid-Point Revenue $1,820 to $1,860 $1,840 Operating Income Margin 3.4 % to 3.6% 3.5 % Adjusted EBITDA Margin1 4.5 % to 4.7% 4.6 % Earnings Per Share $3.72 to $4.08 $3.90 Adjusted Diluted Earnings Per Share1 $4.57 to $4.93 $4.74 Net Cash Provided by Operating Activities $50.0 to $53.5 $51.75 Forward-looking statements are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below. Vertex Transaction and Conference Call Information In a separate press release issued today, Vectrus announced that it has entered into an all-stock merger transaction with The Vertex Company to create a leading global provider of mission-essential solutions. The merger is expected to close in the third quarter of 2022, subject to satisfaction of customary closing conditions, including receipt of regulatory and Vectrus shareholder approvals. As a result of this announcement, management will conduct a conference call with analysts and investors today at 8:00 a.m. ET on Monday, March 7, 2022. U.S.-based participants may dial in to the conference call at 877-407-0792, while international participants may dial 201-689-8263. A live webcast of the conference call as well as an accompanying slide presentation will be available on the Vectrus Investor Relations website at http://investors.vectrus.com or https://www.webcaster4.com/Webcast/Page/1431/44827. A replay of the conference call will be posted on the Vectrus website shortly after completion of the call and will be available for one year. A telephonic replay will also be available through March 21, 2022, at 844- 512-2921 (domestic) or 412-317-6671 (international) with passcode 13727760. Footnotes: 1 See "Key Performance Indicators and Non-GAAP Financial Measures" for reconciliation.

Exhibit 99.1 5 About Vectrus For more than 70 years, Vectrus has provided critical mission support for our customers’ toughest operational challenges. As a high-performing organization with exceptional talent, deep domain knowledge, a history of long-term customer relationships, and groundbreaking technical expertise, we deliver innovative, mission-matched solutions for our military and government customers worldwide. Whether it’s base operations support, supply chain and logistics, IT mission support, engineering and digital integration, security, or maintenance, repair and overhaul, our customers count on us for on-target solutions that increase efficiency, reduce costs, improve readiness, and strengthen national security. Vectrus is headquartered in Colorado Springs, Colo., and includes about 8,100 employees spanning 205 locations in 28 countries. In 2021, Vectrus generated sales of $1.8 billion. For more information, visit the company’s website at www.vectrus.com or connect with Vectrus on Facebook, Twitter, and LinkedIn. FORWARD-LOOKING STATEMENTS Certain material presented in this press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, Vectrus may be unable to obtain shareholder approval as required for the Transaction; conditions to the closing of the Transaction may not be satisfied; the possibility that anticipated benefits of the Transaction may not be realized or may take longer to realize than expected; the possibility that costs related to Vectrus's integration of Vertex’s operations may be greater than expected and/or that revenues following the Transaction may be lower than expected; Vectrus’s business may suffer as a result of uncertainty surrounding the Transaction and disruption of management’s attention due to the Transaction; the outcome of any legal proceedings that arise that are related to the Transaction; Vectrus may be adversely affected by other economic, business, and/or competitive factors; the risk that Vectrus may be unable to obtain governmental and regulatory approvals required for the Transaction, or that required governmental and regulatory approvals may delay the Transaction or result in the imposition of conditions that could reduce the anticipated benefits from the Transaction or cause the parties to abandon the Transaction; the impact of legislative, regulatory, competitive and technological changes; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the effect of the Transaction on the ability of Vectrus to retain and maintain relationships with both Vectrus’s and Vertex’s customers, including the U.S. Government; other risks to the consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; responses from customers and competitors to the Transaction; the risk that the integration of Vertex may distract management from other important matters; results from the Transaction may be different than those anticipated; statements about Vectrus’s 2022 performance outlook, five-year growth plan, revenue, DSO, contract opportunities, the impacts of COVID-19, and any discussion of future operating or financial performance. Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," "goal" or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management.

Exhibit 99.1 6 These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Additional Information and Where to Find It In connection with the Transaction, Vectrus plans to file with the SEC and mail or otherwise provide to its shareholders a proxy statement/prospectus regarding the Transaction. BEFORE MAKING ANY VOTING DECISION, VECTRUS’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY VECTRUS WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain a free copy of the proxy and other documents containing important information about Vectrus and Vertex, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Vectrus makes available free of charge at www.vectrus.com (in the “Investors” section), copies of materials it files with, or furnishes to, the SEC. Participants in Solicitation Vectrus, its directors and certain of its respective executive officers may be considered participants in the solicitation of proxies in connection with the Transaction. Information about the directors and executive officers of Vectrus is set forth in Vectrus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 2, 2021, and its definitive proxy statement for the 2021 annual meeting of shareholders, which was filed with the SEC on March 23, 2021, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K. To the extent the holdings of securities of Vectrus by Vectrus’s directors and executive officers have changed since the amounts set forth in Vectrus’s proxy statement for its 2021 annual meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the Transaction will be included in the proxy statement/prospectus relating to the Transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the definitive proxy statement regarding the acquisition described above.

Exhibit 99.1 7 VECTRUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME Year Ended December 31, (In thousands, except per share data) 2021 2020 2019 Revenue $ 1,783,665 $ 1,395,529 $ 1,382,525 Cost of revenue 1,623,245 1,271,375 1,254,560 Selling, general, and administrative expenses 98,400 80,679 78,316 Operating income 62,020 43,475 49,649 Interest expense, net (7,985) (4,793) (6,470) Income from operations before income taxes 54,035 38,682 43,179 Income tax expense 8,307 1,731 10,003 Net income $ 45,728 $ 36,951 $ 33,176 Earnings per share Basic $ 3.91 $ 3.19 $ 2.90 Diluted $ 3.86 $ 3.14 $ 2.86 Weighted average common shares outstanding - basic 11,705 11,599 11,444 Weighted average common shares outstanding - diluted 11,836 11,751 11,612

Exhibit 99.1 8 VECTRUS, INC. CONSOLIDATED BALANCE SHEETS December 31, (In thousands, except per share data) 2021 2020 Assets Current assets Cash and cash equivalents $ 38,513 $ 66,949 Restricted cash — 1,778 Receivables 348,605 314,959 Prepaid expenses 21,160 16,083 Other current assets 15,062 8,619 Total current assets 423,340 408,388 Property, plant, and equipment, net 23,758 22,573 Goodwill 321,734 339,702 Intangible assets, net 66,582 48,105 Right-of-use assets 43,651 18,718 Other non-current assets 10,394 6,325 Total non-current assets 466,119 435,423 Total Assets $ 889,459 $ 843,811 Liabilities and Shareholders' Equity Current liabilities Accounts payable $ 212,533 $ 159,586 Compensation and other employee benefits 80,284 79,568 Short-term debt 10,400 8,600 Other accrued liabilities 55,031 40,657 Total current liabilities 358,248 288,411 Long-term debt, net 94,246 168,751 Deferred tax liability 32,214 39,386 Operating lease liability 34,536 13,970 Other non-current liabilities 20,128 28,355 Total non-current liabilities 181,124 250,462 Total liabilities 539,272 538,873 Commitments and contingencies (Note 15) Shareholders' Equity Preferred stock; $0.01 par value; 10,000 shares authorized; No shares issued and outstanding — — Common stock; $0.01 par value; 100,000 shares authorized; 11,738 and 11,625 shares issued and outstanding as of December 31, 2021 and 2020, respectively 117 116 Additional paid in capital 88,116 82,823 Retained earnings 267,754 222,026 Accumulated other comprehensive loss (5,900) (27) Total shareholders' equity 350,087 304,938 Total Liabilities and Shareholders' Equity $ 889,459 $ 843,811

Exhibit 99.1 9 VECTRUS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS Year Ended December 31, (In thousands) 2021 2020 2019 Operating activities Net income $ 45,728 $ 36,951 $ 33,176 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation expense 6,526 4,097 3,379 Amortization of intangible assets 10,028 4,029 3,111 (Gain) loss on disposal of property, plant, and equipment 65 (14) 62 Stock-based compensation 8,331 9,445 8,262 Amortization of debt issuance costs 912 386 404 Changes in assets and liabilities: Receivables (36,376) 1,000 (21,053) Prepaid expenses (5,178) (3,588) (5,610) Other assets (7,667) (3,644) 7,147 Accounts payable 56,985 (2,680) (11,733) Deferred taxes (7,280) (10,665) (7,173) Compensation and other employee benefits 1,133 12,004 9,652 Other liabilities (11,868) 16,760 7,933 Net cash provided by operating activities 61,339 64,081 27,557 Investing activities Purchases of capital assets and intangibles (9,776) (4,500) (16,151) Proceeds from the disposition of assets 16 84 5,400 Acquisition of business, net of cash acquired 262 (133,609) (45,074) Contribution to joint venture (3,145) — — Net cash (used in) investing activities (12,643) (138,025) (55,825) Financing activities Repayments of long-term debt (8,600) (6,500) (4,500) Proceeds from revolver 529,000 314,000 333,500 Repayments of revolver (594,000) (199,000) (333,500) Proceeds from exercise of stock options 379 59 3,672 Payment of debt issuance costs (17) (830) — Payments of employee withholding taxes on share-based (2,347) (1,955) (1,068) Net cash provided by (used in) financing activities (75,585) 105,774 (1,896) Exchange rate effect on cash (3,325) 1,579 (663) Net change in cash, cash equivalents and restricted cash (30,214) 33,409 (30,827) Cash, cash equivalents and restricted cash - beginning of year 68,727 35,318 66,145 Cash, cash equivalents and restricted cash - end of year $ 38,513 $ 68,727 $ 35,318 Supplemental Disclosure of Cash Flow Information: Interest paid $ 5,801 $ 3,717 $ 6,229 Income taxes paid $ 9,703 $ 14,520 $ 4,511 Purchase of capital assets on account $ 277 $ 2,226 $ 556

Exhibit 99.1 10 Non-GAAP Measures This press release includes certain non-GAAP financial measures, including EBITDA and Pro forma Adjusted EBITDA. These financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non- GAAP financial measures used by other companies. Vertex and Vectrus believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP.

Exhibit 99.1 11 Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures) ($K, except per share data) Three Months Ended December 31, 2021 M&A, Integration and Related Costs LOGCAP V Pre- Operational Legal Costs Amortization of Acquired Intangible Assets Prior Years' Tax Credits Three Months Ended December 31, 2021 - Adjusted Revenue $ 419,409 $ — $ — $ — $ — $ 419,409 Growth 18.0% 18.0 % Operating income $ 10,017 $ 1,039 $ 4 $ 2,507 $ — $ 13,567 Operating margin 2.4% 3.2 % Interest expense, net $ (1,845) $ — $ — $ — $ — $ (1,845) Income from operations before income taxes $ 8,172 $ 1,039 $ 4 $ 2,507 $ — $ 11,722 Income tax expense $ 685 $ 87 $ — $ 210 $ 982 Income tax rate 8.4% 8.4 % Net income $ 7,487 $ 952 $ 4 $ 2,297 $ — $ 10,740 Weighted average common shares outstanding, diluted 11,880 11,880 Diluted earnings per share $ 0.63 $ 0.08 $ — $ 0.19 $ — $ 0.90 EBITDA (Non-GAAP Measures) ($K) Three Months Ended December 31, 2021 M&A, Integration and Related Costs LOGCAP V Pre- Operational Legal Costs Amortization of Acquired Intangible Assets Prior Years' Tax Credits Three Months Ended December 31, 2021 - Adjusted Operating Income $ 10,017 $ 1,039 $ 4 $ 2,507 $ — $ 13,567 Add: Depreciation and amortization $ 4,245 $ — $ — $ (2,507) $ — $ 1,738 EBITDA $ 14,262 $ 1,039 $ 4 $ — $ — $ 15,305 EBITDA Margin 3.4% 3.6%

Exhibit 99.1

Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures)

($K, except per share data)	Three Months Ended December 31, 2020	M&A, Integration and Related Costs	LOGCAP V Pre-Operational Legal Costs	Amortization of Acquired Intangible Assets	Prior Years' Tax Credits	Three Months Ended December 31, 2020 - Adjusted
Revenue	$ 355,317	$ —	$ —	$ —	$ —	$ 355,317
Operating income	$ 13,725	$ 1,960	$ 120	$ 998	$ —	$ 16,803
Operating margin	3.9 %					4.7 %
Interest expense, net	$ (806)	$ —	$ —	$ —	$ —	$ (806)
Income from operations before income taxes	$ 12,919	$ 1,960	$ 120	$ 998	$ —	$ 15,997
Income tax expense	$ (3,862)	$ 451	$ 28	$ 169	$ 4,505	$ 1,291
Income tax rate	(29.9)%					8.1 %
Net income	$ 16,781	$ 1,509	$ 92	$ 829	$ (4,505)	$ 14,706
Weighted average common shares outstanding, diluted	11,782					11,782
Diluted earnings per share	$ 1.42	$ 0.13	$ 0.01	$ 0.07	$ (0.38)	$ 1.25

EBITDA (Non-GAAP Measures)

($K)	Three Months Ended December 31, 2020	M&A, Integration and Related Costs	LOGCAP V Pre-Operational Legal Costs	Amortization of Acquired Intangible Assets	Prior Years' Tax Credits	Three Months Ended December 31, 2020 - Adjusted
Operating Income	$ 13,725	$ 1,960	$ 120	$ 998	$ —	$ 16,803
Add:						
Depreciation and amortization	$ 2,094	$ —	$ —	$ (998)	$ —	$ 1,096
EBITDA	$ 15,819	$ 1,960	$ 120	$ —	$ —	$ 17,899
EBITDA Margin	4.5 %					5.0 %

12

Exhibit 99.1

Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures)

($K, except per share data)	Twelve Months Ended December 31, 2021	M&A, Integration and Related Costs	LOGCAP V Pre-Operational Legal Costs	Amortization of Acquired Intangible Assets	Prior Years' Tax Credits	Twelve Months Ended December 31, 2021 - Adjusted
Revenue	$ 1,783,665	$ —	$ —	$ —	$ —	$ 1,783,665
Growth	27.8 %					27.8 %
Operating income	$ 62,020	$ 4,323	$ 192	$ 10,028	$ —	$ 76,563
Operating margin	3.5 %					4.3 %
Interest expense, net	$ (7,985)	$ —	$ —	$ —	$ —	$ (7,985)
Income from operations before income taxes	$ 54,035	$ 4,323	$ 192	$ 10,028	$ —	$ 68,578
Income tax expense	$ 8,307	$ 665	$ 30	$ 1,542	$ 1,524	$ 12,068
Income tax rate	15.4 %					17.6 %
Net income	$ 45,728	$ 3,658	$ 162	$ 8,486	$ (1,524)	$ 56,510
Weighted average common shares outstanding, diluted	11,836					11,836
Diluted earnings per share	$ 3.86	$ 0.31	$ 0.01	$ 0.72	$ (0.13)	$ 4.77

EBITDA (Non-GAAP Measures)

($K)	Twelve Months Ended December 31, 2021	M&A, Integration and Related Costs	LOGCAP V Pre-Operational Legal Costs	Amortization of Acquired Intangible Assets	Prior Years' Tax Credits	Twelve Months Ended December 31, 2021 - Adjusted
Operating Income	$ 62,020	$ 4,323	$ 192	$ 10,028	$ —	$ 76,563
Add:						
Depreciation and amortization	$ 16,554	$ —	$ —	$ (10,028)	$ —	$ 6,526
EBITDA	$ 78,574	$ 4,323	$ 192	$ —	$ —	$ 83,089
EBITDA Margin	4.4 %					4.7 %

13

Exhibit 99.1

Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures)

($K, except per share data)	Twelve Months Ended December 31, 2020	M&A, Integration and Related Costs	LOGCAP V Pre-Operational Legal Costs	Amortization of Acquired Intangible Assets	Prior Years' Tax Credits	Twelve Months Ended December 31, 2020 - Adjusted
Revenue	$ 1,395,529	$ —	$ —	$ —	$ —	$ 1,395,529
Operating income	$ 43,475	$ 4,367	$ 345	$ 4,029	$ —	$ 52,216
Operating margin	3.1 %					3.7 %
Interest expense, net	$ (4,793)	$ —	$ —	$ —	$ —	$ (4,793)
Income from operations before income taxes	$ 38,682	$ 4,367	$ 345	$ 4,029	$ —	$ 47,423
Income tax expense	$ 1,731	$ 1,004	$ 76	$ 681	$ 4,505	$ 7,997
Income tax rate	4.5 %					16.9 %
Net income	$ 36,951	$ 3,363	$ 269	$ 3,348	$ (4,505)	$ 39,426
Weighted average common shares outstanding, diluted	11,751					11,751
Diluted earnings per share	$ 3.14	$ 0.29	$ 0.02	$ 0.28	$ (0.38)	$ 3.36

EBITDA (Non-GAAP Measures)

($K)	Twelve Months Ended December 31, 2020	M&A, Integration and Related Costs	LOGCAP V Pre-Operational Legal Costs	Amortization of Acquired Intangible Assets	Prior Years' Tax Credits	Twelve Months Ended December 31, 2020 - Adjusted
Operating Income	$ 43,475	$ 4,367	$ 345	$ 4,029	$ —	$ 52,216
Add:						
Depreciation and amortization	$ 8,126	$ —	$ —	$ (4,029	$ —	$ 4,097
EBITDA	$ 51,601	$ 4,367	$ 345	$ —	$ —	$ 56,313
EBITDA Margin	3.7 %					4.0 %

14

Exhibit 99.1 15 Three Months Ended Three Months Ended Three Months Ended December 31, 2021 December 31, 2021 December 31, 2021 ($K) As Reported Zenetex & HHB Organic Revenue $ 419,409 $ 60,880 $ 358,529 Three Months Ended Three Months Ended Three Months Ended December 31, 2020 December 31, 2020 December 31, 2020 ($K) As Reported Zenetex & HHB Organic Revenue $ 355,317 $ — $ 355,317 Organic Revenue $ $ 3,212 Organic Revenue % 0.9 % Twelve Months Ended Twelve Months Ended Twelve Months Ended December 31, 2021 December 31, 2021 December 31, 2021 ($K) As Reported Zenetex & HHB Organic Revenue $ 1,783,665 $ 255,340 $ 1,528,325 Twelve Months Ended Twelve Months Ended Twelve Months Ended December 31, 2020 December 31, 2020 December 31, 2020 ($K) As Reported Zenetex & HHB Organic Revenue $ 1,395,529 $ — $ 1,395,529 Organic Revenue $ $ 132,796 Organic Revenue % 9.5%

Exhibit 99.1

SUPPLEMENTAL INFORMATION

Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Client

	Year Ended December 31,					
(In thousands)	2021	%	2020	%	2019	%
Army	$ 1,134,849	64 %	$ 965,558	69 %	$ 958,582	69 %
Air Force	266,291	15 %	299,272	21 %	306,767	22 %
Navy	224,407	13 %	68,748	5 %	56,236	4 %
Other	158,118	8 %	61,951	5 %	60,940	5 %
Total revenue	$ 1,783,665		$ 1,395,529		$ 1,382,525	

Revenue by Contract Type

	Year Ended December 31,					
(In thousands)	2021	%	2020	%	2019	%
Cost-plus and cost-reimbursable	$ 1,271,167	71 %	$ 955,506	68 %	$ 1,015,963	73 %
Firm-fixed-price	452,112	25 %	403,994	29 %	334,510	24 %
Time and material	$ 60,386	4 %	$ 36,029	3 %	$ 32,052	3 %
Total revenue	$ 1,783,665		$ 1,395,529		$ 1,382,525	

Revenue by Contract Relationship

	Year Ended December 31,					
(In thousands)	2021	%	2020	%	2019	%
Prime contractor	$ 1,663,828	93 %	$ 1,324,628	95 %	$ 1,312,928	95 %
Subcontractor	119,837	7 %	70,901	5 %	69,597	5 %
Total revenue	$ 1,783,665		$ 1,395,529		$ 1,382,525	

Revenue by Geographic Region

	Year Ended December 31,					
(In thousands)	2021	%	2020	%	2019	%
Middle East	$ 1,000,877	57 %	$ 902,162	65 %	$ 939,685	68 %
United States	578,255	32 %	328,214	24 %	301,991	22 %
Europe	142,606	8 %	155,169	10 %	137,915	10 %
Asia	61,927	3 %	9,984	1 %	2,934	— %
Total revenue	$ 1,783,665		$ 1,395,529		$ 1,382,525	

Source: Vectrus, Inc

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